Exhibit (h.14)

Exhibit A

iShares Trust

Morningstar® Dividend Yield Focus IndexSM

Morningstar® Exponential Technologies IndexSM

Morningstar® Global ex-US Dividend Growth IndexSM

Morningstar® US Large Core IndexSM

Morningstar® US Large Growth IndexSM

Morningstar® US Large Value IndexSM

Morningstar® US Mid Core IndexSM

Morningstar® US Mid Growth IndexSM

Morningstar® US Mid Value IndexSM

Morningstar® Multi-Asset High Income IndexSM

Morningstar® US Small Core IndexSM

Morningstar® US Small Growth IndexSM

Morningstar® US Small Value IndexSM

Morningstar U.S. Bond Market Yield-Optimized Index

Morningstar® US Dividend and Buyback IndexSM

Morningstar® US Dividend Growth IndexSM